SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of
    the Securities Exchange Act of 1934 (Amendment No.     )


Filed by the Registrant     /x/
Filed by a party other than the Registrant  /  /


Check the appropriate box:
/ /    Preliminary Proxy Statement
/ /    Confidential, for Use of the Commission Only (as
       permitted by Rule 14a-6(e) (2))
/x/    Definitive Proxy Statement
/ /    Definitive Additional Materials
/ /    Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

                         WPI Group, Inc.

        (Name of Registrant as Specified In Its Charter)



  (Name of Person(s) Filing Proxy Statement, if other than the
                           Registrant)

Payment of Filing Fee (Check the appropriate box)

/x/      No Fee Required

/ /       Fee computed on table below per Exchange Act Rules 14a-
          6(i) (1) and 0-11

         (1) Title of each class of securities to which transaction applies:



         (2) Aggregate number of securities to which transaction applies:



         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
               Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



         (4)   Proposed maximum aggregate value of transaction:



         (5)   Total  fee paid:



/  /     Fee paid previously with preliminary materials.

/  /     Check box if any part of the fee is offset as provided
         by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)   Amount Previously Paid:


        (2)   Form, Schedule or Registration Statement No.


        (3)   Filing Party:


        (4)   Date Filed:

                         WPI Group, Inc.

   Annual Meeting of Shareholders to be held February 9, 1999

   THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF
                            DIRECTORS

The undersigned hereby appoints Michael Foster and Dennis Deegan, and each of them, with power of substitution, as proxies, to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of the Company to be held on February 9, 1999, and at any adjournment thereof. The matters listed on the back of this card are described in the proxy statement.

The proxies will vote: (1) as you specify on the reverse side,
(2) as the Board of Directors recommends if you do not specify a choice on the matters listed on the reverse side, and (3) according to their best judgment upon any other business which may properly come before the meeting or any adjournment thereof.

    PLEASE VOTE, DATE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE

Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should sign personally. Trustee and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.




HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?

-----------------------------           ---------------------------
-----------------------------           ---------------------------
-----------------------------           ---------------------------

   X      PLEASE MARK VOTES
          AS IN THIS EXAMPLE



                                                               With -    For All
     WPI GROUP, INC.                                  For      hold      Except

     1.  Election of Directors.                       [ ]      [ ]       [ ]
         Michael Foster, Dennis Deegan,
         John Allard, Stephen Carlotti,
         Paul Giovacchini, Irving Gutin,
         Steven Shulman and Bernard
         Tenenbaum.

    If you do not wish your shares
    voted "For" a particular nominee, mark the "For All Except" box and strike a line through that nominees name.
    Your shares will be voted for the
    remaining nominee(s).

                                                      For      Against  Abstain

    2.  The approval of adoption of an                [ ]      [ ]      [  ]
        an amendment to the Company's
        Bylaws, increasing the maximum
        number of directors that may
        serve on the Company's board.
                                                     For      Against   Abstain

    3.  In their discretion, the                     [ ]      [ ]       [ ]
        proxies are authorized to vote
        upon any other business which
        may properly come before the meeting.





Please be sure to sign and date this Proxy.      Date



                                                       Mark box at right if
                                                       comments address change
Shareholder sign here     Co-owner sign here           have been noted on the
                                                       reverse side of this
                                                       card.

DETACH CARD
                         WPI GROUP, INC.

Dear Shareholder:

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issued related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your stock.

Please mark the boxes on the proxy card to indicate how your stock shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders, February 9, 1999.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

WPI Group, Inc.

[LOGO]







            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                   To be held February 9, 1999



TO THE SHAREHOLDERS:

The annual meeting of shareholders of WPI Group, Inc. will be held at the Company's corporate headquarters at 1155 Elm Street, Manchester, New Hampshire, on Tuesday, February 9, 1999 at 10:00 a.m., local time, for the following purposes:

       1. To elect eight directors to the Board of Directors.

       2. To approve an amendment to the Company's Bylaws, increasing the maximum number of directors that may serve on the Company's board.

       3. To transact such other business as may properly come before the Annual Meeting and adjournment thereof.

The Board of Directors has fixed December 7, 1998 as the record date for determining the holders of Common Stock entitled to notice of and to vote at the meeting.


                              BY ORDER OF THE BOARD OF DIRECTORS

                              Michael Tule, Vice President,
                              General Counsel and Secretary

January 15, 1999




                     YOUR VOTE IS IMPORTANT
On behalf of the Board of Directors we urge you to promptly mark, sign, date and return the accompanying proxy in the enclosed envelope even if you plan to attend the Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Meeting.

                         WPI GROUP, INC.

                         PROXY STATEMENT

                          INTRODUCTION


The accompanying proxy is solicited by the Board of Directors of WPI Group, Inc., 1155 Elm Street, Manchester, New Hampshire 03101 (the "Company"). Copies of this Proxy Statement and the accompanying proxy are being mailed on or about January 15, 1999 to the holders of record of the Common Stock on December 7, 1998 (the "Record Date"). The proxy may be revoked by a shareholder at any time prior to its use by giving notice of such revocation to the Secretary of the Company, by appearing at the meeting and voting in person or by returning a later dated proxy. The expense of this solicitation shall be paid by the Company. Some of the officers and regular employees of the Company may solicit proxies personally and by telephone.

Proxies   will   be   voted  in  accordance  with   stockholders'
directions. If no directions are given, proxies will be voted in favor of the eight persons named as nominees under the caption "Election of Directors". There is no reason to believe that any nominee for director will not be a candidate or unwilling to serve, but if either event occurs it is intended that the shares represented by the proxies will be voted for any substitute nominee designated by the Board of Directors.

The Company will treat abstentions and broker non-votes as present at the Annual Meeting solely for the purpose of determining whether or not a quorum exists. Abstentions and broker non-votes will have no effect on the outcome of the election of directors or to the proposal to amend the Company's bylaws.

The affirmative vote of a majority of the votes cast at the Annual Meeting is required for the election of directors and for the approval of the proposed amendment to the Company's bylaws.

At the meeting, each stockholder will be entitled to one vote for each share of stock standing in his or her name on the books of the Company at the close of business on the Record Date.

The Company had 6,031,404 shares of Common Stock outstanding on the Record Date. The presence at the meeting in person or by proxy of the holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum.


                       BOARD OF DIRECTORS

The Board of Directors held seven meetings during the last fiscal year. Each of the directors attended 75% or more of the aggregate total number of Board meetings and total number of meetings of Committees on which the director served. There are two committees of the Board, the Audit Committee and the Stock Option/Compensation Committee. The Audit Committee, consisting of Paul Giovacchini, Peter Danforth and Stephen Carlotti held four meeting during the last fiscal year. The Audit Committee reviews the scope of and the results of the audit by the independent public accountants, makes recommendations to the Board as to the selection of independent public accountants for each fiscal year, and reviews the adequacy of the Company's internal accounting and financial controls. The Stock Option/Compensation Committee, consisting of Irving Gutin, Steven Shulman and Bernard Tenenbaum held one meeting during the last fiscal year. The Stock Option/Compensation Committee is responsible for reviewing and making recommendations to the Board on matters concerning the administration of the employee incentive plans and the compensation of executive officers of the Company. The Company does not have a nominating committee.

Directors serve for one year and thereafter until their successors are duly elected and qualified. Directors who are not employees of the Company receive an annual fee of $14,000 and $250 for each committee meeting attended; committee chairmen receive an additional $500 annual fee for each committee they chair. Directors may elect to take all or a portion of their annual retainer in shares of Company common stock. Officers serve at the discretion of the Board of Directors. Mr. Foster, Mr. Deegan and Mr. Allard do not receive any directors' fees.

              MANAGEMENT AND PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding beneficial ownership of the Common Stock as of December 7, 1998 by (i) each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) each of the Company's directors; and (iii) all directors and officers of the Company as a group:

                         Number of Shares
Name and Address         Beneficially Owned   Percentage Beneficially Owned
----------------         ------------------   ------------------------------

Michael Foster (1)       707,937                11.7%
1155 Elm Street
Manchester, NH 03101

Dennis  Deegan (2)       113,666                 1.9%
1155 Elm Street
Manchester, NH 03101

John Allard               40,400                  *
1155 Elm Street
Manchester, NH 03101

Stephen  Carlotti (3)      3,334                  *
1500 Fleet Center
Providence, RI 02903

Peter Danforth (4)        16,667                  *
21 Old Coach Road
New London, NH 03257

Paul Giovacchini (5)       6,667                  *
55 Ferncroft Road
Danvers, MA 01923

Irving Gutin (6)          17,037                  *
One Tyco Park
Exeter, NH 03833-1108

Steven Shulman (7)        19,834                  *
Liberty Lane
Hampton, NH 03842

Bernard Tenenbaum (8)      9,762                  *
767 5th Avenue
48th Floor
New York, NY 10053

Pilgrim  Baxter and      384,200                6.37%
Associates (9)
1255  Drummers  Lane,
Suite 300
Wayne, PA 19067

Hathaway &               352,100                5.83%
Associates, Ltd. (10)
119 Rowayton Avenue
Rowayton, CT 06853

All executive            984,969                16.3%
officers and
directors
as a group (11)
(14 persons)

*  Less than one percent
(1) Includes 99,280 shares of the Company's common stock which Mr. Foster has the right to acquire within 60 days of the date hereof pursuant to the exercise of stock options.

(2) Includes 94,666 shares of the Company's common stock which Mr. Deegan has the right to acquire within 60 days of the date hereof pursuant to the exercise of stock options.

(3) Includes 3,334 shares of the Company's common stock which Mr. Carlotti has the right to acquire pursuant to exercise of stock options.

(4) Includes 6,667 shares of the Company's common stock which Mr. Danforth has the right to acquire pursuant to exercise of stock options.

(5) Includes 6,667 shares of the Company's common stock which Mr. Giovacchini has the right to acquire pursuant to the exercise of stock options.

(6) Includes 6,667 shares of the Company's common stock which Mr. Gutin has the right to acquire pursuant to the exercise of stock options.

(7) Includes 3,334 shares of the Company's common stock which Mr. Shulman has the right to acquire pursuant to the exercise of stock options.

(8) Includes 6,667 shares of the Company's common stock which Mr. Tenenbaum has the right to acquire pursuant to the exercise of stock options.

(9) According to a Schedule 13G filed with the Securities and Exchange Commission (the "Commission") on February 17, 1998,
     Pilgrim Baxter & Associates,  a  Commission-registered  investment
     adviser  with  its  principal  place   of  business  at  1255
     Drummers Lane, Suite 300, Wayne, Pennsylvania 19067, has shared voting power with Harold Baxter and Gary Pilgrim but sole dispositive power with respect to the 384,200 shares of Common Stock.

(10) According to a Schedule 13G filed with the Commission for the period ending September 30, 1998, Hathaway & Associates, Ltd., a Commission-registered investment adviser located at 119 Rowayton Avenue, Rowayton, Connecticut 06853, has sole voting and dispositive power with respect to the 352,100 shares of Common Stock.

(11) Includes 275,782 shares of the Company's Common Stock which certain officers and directors have a right to acquire within 60 days of the date hereof pursuant to the exercise of stock options which are deemed to be outstanding for the purpose of computing the percentage ownership of officers and directors as a group.


                      ELECTION OF DIRECTORS

                        (Item 1 on Proxy)


Eight directors are to be elected at the Meeting to serve one-year terms until the 2000 annual meeting of shareholders and until
their  respective successors are elected and shall qualify.   The
persons named in the accompanying proxy intend to vote for the election of Michael Foster, Dennis Deegan, John Allard, Stephen Carlotti, Paul Giovacchini, Irving Gutin, Steven Shulman and Bernard Tenenbaum, unless authority to vote for one or more of such nominees is specifically withheld in the proxy. The Board of Directors is informed that all nominees are willing to serve as directors, but if any of them should decline to serve or become unavailable for election as a director at the meeting, the persons named in the proxy will vote for such nominee or nominees as may
be designated by the Board of Directors,  unless the   Board  of
Directors  reduces  the  number  of   directors accordingly.

The   following  table  sets  forth,  as  of  December  7,  1998,
information   as   to  the  nominees,  including   their   recent
employment,  positions with the Company, other directorships  and age.
                                  Officer or
Name                  Age         Director  Since     Position with the Company


Michael Foster        63          1988                Chairman of the Board
                                                      of Directors and Chief
                                                      Executive Officer

Dennis Deegan         54          1988                Director, President and
                                                      Chief Operating Officer

John Allard           33          1998                Director, Senior Vice
                                                      President, Business
                                                      Development

Stephen Carlotti      56          1997                Director

Paul Giovacchini      41          1990                Director

Irving Gutin          66          1994                Director

Steven Shulman        57          1997                Director

Bernard Tenenbaum     43          1994                Director

Michael Foster, Chairman of the Board of Directors and Chief Executive Officer of the Company since 1988, led the management buy-out of the Company from Walker Magnetics Group, Inc. in October 1988. Since 1997, he has been a director of Foilmark, Inc., a Massachusetts-based manufacturer of metallic foils and foil stamping machinery.

Dennis  Deegan has been a Director of the Company, and  has  been
President  and  Chief  Operating Officer since  June  1996.   Mr.
Deegan  served as Executive Vice President, Treasurer  and  Chief
Financial Officer of the Company from 1988 to June 1996.

John Allard has been a Director of the Company and Senior Vice President, Business Development since August, 1998. From December
1992  to  August  1998,  Mr.  Allard  served   as President,  Chief
Executive  Officer  and  Director  of   Allard Nazarian Group, Inc.
which   included   Jewell   Electrical Instruments, a
manufacturer  of  avionics   components, subsystems,  and  panel
meters, and Granite State  Manufacturing, a  contract
manufacturing service. From December  1992  to December  1996,
Mr.  Allard also served as  a  Director  of  The Aerospace   Displays
Systems   Group   located   in   Hatfield, Pennsylvania.

Stephen Carlotti has been a director of WPI since September 1997. He has been a partner of the law firm of Hinckley, Allen & Snyder since 1992. From February 1996 to November 1996, he served as a Vice Chairman of AMTROL, Inc. He has been a director of Fleet National Bank since 1986.

Paul Giovacchini has been a Director of the Company since September 1990. Mr. Giovacchini has been a Senior Investment Manager for Signal Capital Corporation, a Massachusetts-based investment firm, since August 1990. Since 1995, Mr. Giovacchini has also been a partner of Seacoast Capital Partners, L.P., a federal licensee under the Small Business Investment Act of 1958.

Irving Gutin has been a Director of the Company since February 1994. Mr. Gutin has been Senior Vice President of Tyco International (U.S.), Inc., formerly Tyco International, Ltd. a New Hampshire-based international manufacturer of fire protection and flow control products, electronic and electrical components and packaging materials since 1988.

Steven Shulman has been a Director of WPI since September 1997. He has been Managing Director of Latona Associates, Inc. since 1995 and a principal of the Hampton Group, an investment banking firm, since 1984. He has served as a director of Beacon Properties Corporation since 1995, Ermanco Incorporated since 1987 and Corinthian Directories, Inc. since 1995. He has been a director and Chairman of Terrace Holdings, Inc. since 1997. In addition, he serves as Vice Chairman of the Board of Stevens Institute of Technology.

Bernard Tenenbaum has been a Director of the Company since July 1994. Since April 1997, Mr. Tenenbaum has been President of the Children's Leisure Products Group of The Jordan Company, a leveraged buyout firm based in New York. From 1993 to 1997, Mr. Tenenbaum was Vice President, Corporate Development, of Russ Berrie & Company, a New Jersey-based gift company. He was also President and CEO of R.B.T. Company, a division of Russ Berrie & Company. From 1988 to 1992, he was a Founding Director and Professor of Entrepreneurial Studies at the George Rothman Institute of Entrepreneurial Studies, Fairleigh Dickinson University.


                     EXECUTIVE COMPENSATION

The   following  table  sets  forth  information  concerning  the compensation  for services in all capacities to the  Company  for the fiscal years ended September 27, 1998, September 28, 1997 and
September  29,  1996 of those persons who were at  September  27,
1998  (i)  the Chief Executive Officer and (ii) each of the four most highly  compensated executive officers of the Company other than the Chief Executive Officer, (with  the Chief Executive
Officer, collectively, the "Named Officers").

Summary Compensation Table

                                      Annual Compensation (1)
                                      -----------------------          All Other
                                                                       -------------
Name and Principal Position    Year   Salary ($)     Bonus ($)       Compensation ($)
---------------------------    ----   ----------     ---------       ----------------

Michael Foster                 1998   400,036           -            23,855       (3)
Chairman and CEO
                               1997   325,000           -            25,028

                               1996   280,317        213,000         18,050


Dennis  Deegan                 1998   250,016           -             6,685       (4)
President and COO
                               1997   200,044           -            16,654

                               1996   153,257         84,000         14,230


John Allen (2)                 1998   175,032           -            11,378       (5)
Vice President
Industrial Technology          1997   150,020           -            11,271

                               1996   123,380         20,000         10,025


Timothy Jones                  1998   175,032           -            11,378       (6)
Vice President
Information Solutions          1997   150,020           -            11,616

                               1996   124,738         20,000          8,913


John Powers                    1998   135,522           -            10,848       (7)
Vice President and CFO
                               1997      -              -              -

                               1996      -              -              -

(1) Excludes perquisites and other personal benefits, the aggregate annual amount of which was less than the lesser of $50,000 or 10% of the total of annual salary and bonus reported.

(2) Mr. Allen resigned his position with the Company as of June 19, 1998.

(3) Includes $20,000 life insurance premium paid by the Company, $3,200 contribution to the Company's 401(k) plan and $655 for group term life coverage.

(4) Includes $2,380 life insurance premium paid by the Company, $3,200 contribution to the Company's 401(k) plan and $655 for group term life coverage.

(5) Includes $7,800 auto allowance, $3,029 contribution to the Company's 401(k) plan and $549 group term life insurance coverage.

(6) Includes $7,800 auto allowance, $3,029 contribution to the Company's 401(k) plan and $549 group term life insurance coverage.

(7) Includes $7,800 auto allowance, $2,650 contribution to the Company's 401(k) plan and $398 group term life insurance coverage.

Option Grants in Last Fiscal Year  (Individual Grants)

The following table contains information concerning the grant of stock options under the Company's 1995 Stock Option Plan and the 1997 Equity Incentive Plan to the Named Officers during the
Company's last fiscal year.


                     Number of         % of Total
                    Securities      Options Granted
                    Underlying        to Employees       Exercise    Expiration    Grant Date
  Name            Options Granted    In Fiscal 1998      Price ($)      Date      Present Value
  ----            ---------------    --------------      ---------      ----      -------------

  Michael Foster     86,000 (1)        29.0%               $8.56        02/10/08    $363,780 (3)
  Chairman, CEO

  Dennis Deegan      25,000 (2)        8.44%             $11.125        10/31/07    $135,250 (3)
  President, COO

  John Allen (4)     15,000 (2)        5.06%             $11.125        10/31/07    $ 81,150 (3)
  Vice President
  Industrial Technology

  Timothy Jones      15,000 (2)        5.06%             $11.125        10/31/07    $ 81,150 (3)
  Vice President
  Information Solutions

  John Powers         5,000 (2)        1.69%             $11.125        10/31/07    $ 27,050 (3)
  Vice President, CFO

  (1) Options granted under the WPI Group, Inc. 1997 Equity Incentive Plan at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant.
        The options vest in 1/4 increments on 2/10/99, 2/10/00, 2/10/01 and 2/10/02.

  (2) Options granted under the WPI Group, Inc. 1995 Stock Option Plan at an exercise price equal to the fair market value of the Company's common stock on the date of grant. The options vest in 1/3 increments on 10/1/98, 10/1/99 and 10/1/00.

  (3) The weighted average fair value of options granted to Mr. Foster was $4.23 and the weighted average fair value of the options granted to the remaining named officers was $5.41. The values were estimated on the date of grant using the Black-Sholes option pricing model with the following weighted average assumptions used: Risk free interest rates ranging from 5.49% to 5.72%, expected dividend yield of 0%, expected option lives of 5 years and expected volatilities ranging from 46.94% to 48.54%.

  (4) Mr. Allen resigned his position with the Company as of June 19, 1998.

Option Exercises And Fiscal Year End Values

The   following  table  contains  information  with  respect   to
aggregate  stock  options exercised by the Named Officers  during fiscal  1998  as  well  as unexercised options  to  purchase  the
Company's  Common Stock granted through September 27, 1998  under the  Company's  1995 Stock Option Plan or 1997  Equity  Incentive
Plan to the Named Officers and held by them at that date.

Aggregated Options/SAR Exercises In Last Fiscal Year And Fiscal
---------------------------------------------------------------
                      Year End Option Value
                      ---------------------


                                                       Number of Unexercised         Value of Unexercised In-the-Money
                                                   Options at September 27, 1998     at September 27, 1998 ($) (1)
              Shares Acquired       Value                Common Stock                    Common Stock
Name           on Exercise (#)    Realized ($)     Exercisable  Unexercisable        Exercisable    Unexercisable
----          ----------------    ------------     -----------  -------------        -----------    -------------

Michael Foster       -                -            84,870       132,410              $  47,044      $  17,006

Dennis Deegan        -                -            75,667        46,333                239,667          5,333

John Allen           -                -             6,667        28,333                  1,666          3,333

Timothy Jones        -                -            11,667        28,333                 19,792          3,333

John Powers          -                -             2,500         7,500                    -              -


(1) Based on the difference between the exercise price of each grant and the closing price of the Company's Common Stock as quoted on the NASDAQ/NMS on September 28, 1997, which was $6.625.

The foregoing options were granted under either the 1995 Stock Option Plan (the "1995 Plan") or the 1997 Equity Incentive Plan (the "1997 Plan"). Both plans are administered by the Stock Option/Compensation Committee, which consists of not less than three outside directors. The Committee determines the key employees to whom, and the time or times at which, options will be granted, the number of shares subject to each option and the terms upon which each option may be granted. An aggregate of 550,000 shares of common stock are reserved for issuance under the 1995 Plan and an aggregate of 750,000 shares of common stock are reserved for issuance under the 1997 Plan. Since the adoption of the 1995 Plan on June 6, 1995, options for a total of 550,000 shares of common stock (or all of the shares reserved for issuance) have been granted to selected officers and key employees of the
Company.   Since the adoption of the 1997 Plan on June 10,  1997,
options for a total of 222,500 shares of common stock have been granted to selected officers and key employees of the Company.

Change In Control Plan and Severance Agreements

The Board of Directors has adopted a Change in Control Plan covering nine officers and key employees, including the Named Executive Officers. The provisions of the Change in Control Plan only become effective upon the occurrence of an event constituting a change in control of the Company. Under the Change in Control Plan, a "Change in Control" shall be deemed to have occurred if any of the following events occur: (i) any "person" (as such term is defined in Section 13 and 14 under the Exchange Act) except for Michael Foster, directly or indirectly, is or becomes the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act) of 25% or more of the Company's Common Stock; (ii) any change occurs in the composition of WPI's Board of Directors resulting in a majority of the present directors not constituting a majority two years from such date, provided that directors who were elected by or on the recommendation of such present majority shall be excluded; or
(iii) any other event that would be required to be reported under
Item 1 of Form 8-K pursuant to Section 13 or Section 15(d) of the Exchange Act. A change in control shall not be deemed to have occurred if such change in control results from a distressed sale of WPI due to the Company's material default with respect to any applicable debt covenants with its lender.

The Change in Control Plan provides that if, within one (1) year after a change of control of WPI, a Named Executive Officer is discharged without Cause (as defined below) or has resigned for
reasons   relating   to   a   diminution   of   responsibilities,
compensation or benefits or relocation of place of employment, WPI shall pay to such individual a lump sum severance benefit. For purposes of the Change in Control Plan, "Cause" shall mean conviction of certain crimes, willful misconduct or conduct that
caused  WPI  to suffer a substantial loss or damage.   Currently,
each  Named  Executive  Officer would receive  between  nine  and eighteen  months of base salary, plus bonus, depending  upon  the
Named  Executive Officer's years of service and status  with  the
Company.   At  the  discretion of the  Board  of  Directors,  the
vesting of options may be accelerated in the event of a Change in Control. A Named Executive Officer may resign at any time and for any reason within one year of a Change in Control and receive the base salary component only of the lump sum benefit.

In addition to being covered by the Change In Control Plan, Mr. Allard has a Severance Agreement with the Company which provides, in relevant part, that if the Company terminates his employment for any reason other than cause, or in connection with a change-in-control, the Company will continue to pay him at his then present salary rate for a period of twelve months.

Report of the Compensation Committee

During fiscal 1998, the Compensation Committee established the compensation of the Chairman and Chief Executive Officer and the President and Chief Operating Officer of the Company. The criteria for bonus awards of the Chief Executive Officer and Chief Operating Officer in respect of the 1998 fiscal year were determined at a meeting of the Compensation Committee as
constituted on August 19,  1997.   See "Board of Directors."
In determining the individual elements of compensation, the Compensation Committee strives to enable the Company to attract and retain key executives critical to the long-term success of the Company, provide compensation opportunities which are comparable to those offered by similar companies, reward long-term strategic management and the enhancement of stockholder value and create a performance-oriented environment.

In order to meet the foregoing objectives, the Compensation Committee has attempted to design and choose components of compensation. The Compensation Committee consulted with outside compensation consultants to assist in this process and provide competitive information, advice and recommendations relating to
compensation  issues.   Compensation packages  consist  of  cash,
certain benefits  and  equity-based compensation.  The  Company's
compensation   provides    for  competitive  base  salaries which
reflect individual performance and level of responsibility. Annual bonuses, when given, are linked to the financial performance of  the  Company  and  its subsidiaries  as  a  whole,
job performance and  the  meeting  of specific  goals.   Also
included are plans which reward the enhancement of long-term value to the Company's stockholders.

The compensation of the above officers for fiscal 1998 was based on the policies described above. Bonus awards are determined on the basis of a formula in which a weighted performance factor is applied to a target award established for each of the above officer's respective salary levels. The weighted performance factor is derived as a result of the achievement of certain Company performance targets, including the achievement of a certain level of earnings per share. No bonuses were paid to the above officers in fiscal 1998.

Annually, the Compensation Committee reviews with the Chief Executive Officer the individual performance of each of the other executive officers and his recommendations with respect to the appropriate compensation awards. The Stock Option/Compensation Committee also reviews with the Company's Chief Executive Officer the financial and other objectives for each of the executive officers for the following year.

The Compensation Committee has not formally addressed the restrictions under Section 162(m) of the Internal Revenue Code because the Compensation Committee does not anticipate paying compensation to its executive officers in an amount to which
Section 162(m) would apply.

Irving Gutin (Chairman)
Steven Shulman
Bernard Tenenbaum

Performance Graph

Set forth below is a line graph comparing the yearly percentage change in the total stockholder return on the Company's Common Stock against the total return of the NASDAQ Market Index and a peer group index consisting of companies which manufacture and sell handheld computers and terminals and associated software,
electrical  equipment  products and  instrumentation.   The  peer
group  was  selected with the assistance  of  the  Company's investment  bankers  and  includes the  following  issuers:  Aura
Systems,   Inc.,   Applied   Cellular   Technology,   Inc.,   BEI
Technologies, Inc., Fieldworks, Inc., Itron, Inc., Magnetek, Inc., Metrologic Instruments, Inc., Miltope Group, Inc., NAI Technologies, Inc., Percon, Inc., Symbol Technologies, Inc.,
ScanSource,   Inc.,  Telxon  Corp.,  Unova,  Inc.  and   Woodhead
Industries, Inc. The current peer group has been changed from the peer group used last year. Management believes that the current peer group provides a broader cross section of companies in lines of business that are more similar to the Company's line of business.

Also   set  forth  below  is  a  line  graph  showing  the  above information using last year's peer group.

Comparison of Five-Year cumulative Total Returns Performance Report

Company Index: CUSIP - 92930K10
               Ticker - WPIC
               SIC - 3620
               Exchange - NASDAQ

               Fiscal year end is 9/30/98

Market Index: NASDAQ Stock Market (US Companies)

Peer Index:   Companies in self-determined group - 11
              AURA      AURA SYSTEMS, INC.
              FWRX      FIELDWORKS INCORPORATED
              ITRI      ITRON INC.
              MAG       MAGNETEK INC.
              MILT      MILTOPE GROUP INC.
              NATL      N A I TECHNOLOGIES INC.
              PRCN      PERCON ACQUISITION INC.
              SCSC      SCANSOURCE, INC.
              SCSCU     SCANSOURCE, INC.
              SBL       SYMBOL TECHNOLOGIES, INC.
              TLXN      TELXON CORP.

Date           Company Index         Market Index     Peer Index

09/30/93       100.000               100.000          100.000
10/29/93        91.667               102.247          117.892
11/30/93       102.083                99.201          119.905
12/31/93       127.083               101.966          118.838
01/31/94       141.667               105.061          122.474
02/28/94       112.500               104.080          122.326
03/31/94       108.333                97.681          121.780
04/29/94       104.167                96.412          138.957
05/31/94       100.000                96.649          141.403
06/30/94       108.333                93.114          140.842
07/29/94        91.667                95.025          136.906
08/31/94        91.667               101.084          146.438
09/30/94        95.833               100.826          138.722
10/31/94       100.000               102.806          146.583
11/30/94        91.667                99.396          135.929
12/30/94        95.833                99.674          136.492
01/31/95        83.333               100.243          124.468
02/28/95        83.333               105.544          130.294
03/31/95        91.667               108.674          137.820
04/28/95        89.583               112.098          148.689
05/31/95        83.333               114.989          160.366
06/30/95        87.500               124.308          172.382
07/31/95       104.167               133.446          162.844
08/31/95        95.833               136.151          156.249
09/29/95       100.000               139.281          166.498
10/31/95        89.583               138.477          159.113
11/30/95       104.167               141.729          164.984
12/29/95       125.000               140.974          171.139
01/31/96       158.333               141.667          158.791
02/29/96       218.750               147.059          175.597
03/29/96       212.500               147.544          167.790
04/30/96       333.334               159.781          207.592
05/31/96       350.000               167.118          168.825
06/28/96       325.000               159.585          157.321
07/31/96       225.000               145.354          155.117
08/30/96       300.000               153.498          161.102
09/30/96       270.833               165.238          159.927
10/31/96       216.667               163.412          144.172
11/29/96       275.000               173.514          152.852
12/31/96       254.167               173.358          146.392
01/31/97       279.167               185.678          176.579
02/28/97       233.333               175.408          170.437
03/31/97       208.333               163.954          162.150
04/30/97       225.000               169.080          164.263
05/30/97       275.000               188.242          172.894
06/30/97       291.667               194.007          174.471
07/31/97       308.333               214.484          180.723
08/29/97       293.750               214.157          196.629
09/30/97       404.167               226.814          221.677
10/31/97       370.833               215.072          206.613
11/28/97       252.083               216.150          205.522
12/31/97       245.833               212.688          196.024
01/30/98       295.833               219.357          203.529
02/27/98       327.083               239.944          226.227
03/31/98       275.000               248.789          226.433
04/30/98       300.000               253.005          250.322
05/29/98       258.333               239.120          230.377
06/30/98       243.750               255.976          228.403
07/31/98       225.000               253.184          226.279
08/31/98       191.667               203.694          210.140
09/30/98       220.833               231.786          244.931

The index level for all series was set to 100.0 on 09/30/93

Perm#     Date Range           Company Name        TICK  CL  EX F SIC

12122     09/30/93 - 09/30/98  AURA SYSTEMS INC.   AURA      NQ   3660
84612     03/20/97 - 09/30/98  FIELDWORKS INC      FWRX      NQ   3570
79839     11/05/93 - 09/30/98  ITRON INC.          ITRI      NQ   3570
75596     09/30/93 - 09/30/98  MAGNETEK INC.       MAG       NY   3612
90211     09/30/93 - 09/30/98  MILTOPE GROUP INC.  MILT      NQ   3573
57999     03/30/93 - 09/30/98  N A I TECHNOLOGIES  NATL      NQ   3570
81891     07/28/95 - 09/30/98  PERCON ACQUISITION  PRCN      NQ   3570
80362     03/18/94 - 09/30/98  SCANSOURCE, INC.    SCSC      NQ   5040
98394     03/18/94 - 09/18/95  SCANSOURCE, INC.    SCSCU     NQ   5040
73940     09/30/93 - 09/30/98  SYMBOL TECHNOLOGIES SBL       NY   3662
75273     09/30/93 - 09/30/98  TELXON CORP.        TLXN      NQ   7370

Exchange labels: NY - New York, AM - American, NQ -NASDAQ


Comparison of Five-Year cumulative Total Returns Performance Report

Company Index: CUSIP - 92930K10
               Ticker - WPIC
               SIC - 3620
               Exchange - NASDAQ

               Fiscal year end is 9/30/98

Market Index: NASDAQ Stock Market (US Companies)

Peer Index:   Companies in self-determined group - 11
              ADLT      ADVANCED LIGHTING TECHS INC.
              ACTC      APPLIED CELLULAR TECHNOLOGY INC.
              AURA      AURA SYSTEMS, INC.
              BEIQ      B E I TECHNOLOGIES INC.
              FWRX      FIELDWORKS INCORPORATED
              ITRI      ITRON INC.
              MAG       MAGNETEK INC.
              MTLG      METROLOGIC INSTRUMENTS INC.
              MILT      MILTOPE GROUP INC.
              NATL      N A I TECHNOLOGIES INC.
              PSCX      P S C INC.
              PRCN      PERCON ACQUISITION INC.
              SCSC      SCANSOURCE, INC.
              SCSCU     SCANSOURCE, INC.
              SBL       SYMBOL TECHNOLOGIES, INC.
              TLXN      TELXON CORP.
              UNA       UNOVA INC.
              WDHD      WOODHEAD INDUSTRIES INC.

Date           Company Index         Market Index     Peer Index

09/30/93       100.000               100.000          100.000
10/29/93        91.667               102.247          115.362
11/30/93       102.083                99.201          116.015
12/31/93       127.083               101.966          114.256
01/31/94       141.667               105.061          119.921
02/28/94       112.500               104.080          119.424
03/31/94       108.333                97.681          119.154
04/29/94       104.167                96.412          134.908
05/31/94       100.000                96.649          136.339
06/30/94       108.333                93.114          136.098
07/29/94        91.667                95.025          132.679
08/31/94        91.667               101.084          141.150
09/30/94        95.833               100.826          134.717
10/31/94       100.000               102.806          141.369
11/30/94        91.667                99.396          133.252
12/30/94        95.833                99.674          136.344
01/31/95        83.333               100.243          128.005
02/28/95        83.333               105.544          131.847
03/31/95        91.667               108.674          138.907
04/28/95        89.583               112.098          149.996
05/31/95        83.333               114.989          157.909
06/30/95        87.500               124.308          168.054
07/31/95       104.167               133.446          159.659
08/31/95        95.833               136.151          153.989
09/29/95       100.000               139.281          162.384
10/31/95        89.583               138.477          154.836
11/30/95       104.167               141.729          160.687
12/29/95       125.000               140.974          163.860
01/31/96       158.333               141.667          153.766
02/29/96       218.750               147.059          168.411
03/29/96       212.500               147.544          163.890
04/30/96       333.334               159.781          197.821
05/31/96       350.000               167.118          168.495
06/28/96       325.000               159.585          156.965
07/31/96       225.000               145.354          151.206
08/30/96       300.000               153.498          159.363
09/30/96       270.833               165.238          160.200
10/31/96       216.667               163.412          148.446
11/29/96       275.000               173.514          156.548
12/31/96       254.167               173.358          153.662
01/31/97       279.167               185.678          178.658
02/28/97       233.333               175.408          173.090
03/31/97       208.333               163.954          165.386
04/30/97       225.000               169.080          163.266
05/30/97       275.000               188.242          178.069
06/30/97       291.667               194.007          179.632
07/31/97       308.333               214.484          183.793
08/29/97       293.750               214.157          196.470
09/30/97       404.167               226.814          222.538
10/31/97       370.833               215.072          205.421
11/28/97       252.083               216.150          201.389
12/31/97       245.833               212.688          192.045
01/30/98       295.833               219.357          199.816
02/27/98       327.083               239.944          222.494
03/31/98       275.000               248.789          225.036
04/30/98       300.000               253.005          248.435
05/29/98       258.333               239.120          229.955
06/30/98       243.750               255.976          224.486
07/31/98       225.000               253.184          218.706
08/31/98       191.667               203.694          188.964
09/30/98       220.833               231.786          205.768

The index level for all series was set to 100.0 on 09/30/93

Perm#     Date Range           Company Name        TICK  CL  EX F SIC

82663     12/12/95 - 09/30/98  ADVANCED LIGHTING   ADLT      NQ   3640
82248     09/01/95 - 09/30/98  ADVANCED CELLULAR   ACTC      NQ   7370
12122     09/30/93 - 09/30/98  AURA SYSTEMS INC.   AURA      NQ   3660
85358     09/29/97 - 09/30/98  B E I TECHNOLOGIES  BEIQ      NQ   3820
84612     03/20/97 - 09/30/98  FIELDWORKS INC      FWRX      NQ   3570
79839     11/05/93 - 09/30/98  ITRON INC.          ITRI      NQ   3570
75596     09/30/93 - 09/30/98  MAGNETEK INC.       MAG       NY   3612
80942     09/29/94 - 09/30/98  METROLOGIC INSTRUM  MTLG      NQ   3570
90211     09/30/93 - 09/30/98  MILTOPE GROUP INC.  MILT      NQ   3573
57999     03/30/93 - 09/30/98  N A I TECHNOLOGIES  NATL      NQ   3570
62790     09/30/93 - 09/30/98  P S C INC.          PSCX      NQ   3860
81891     07/28/95 - 09/30/98  PERCON ACQUISITION  PRCN      NQ   3570
80362     03/18/94 - 09/30/98  SCANSOURCE, INC.    SCSC      NQ   5040
98394     03/18/94 - 09/18/95  SCANSOURCE, INC.    SCSCU     NQ   5040
73940     09/30/93 - 09/30/98  SYMBOL TECHNOLOGIES SBL       NY   3662
75273     09/30/93 - 09/30/98  TELXON CORP.        TLXN      NQ   7370
85445     10/22/97 - 09/30/98  UNOVA INC.          UNA       NY   3599
83433     09/30/93 - 09/30/98  WOODHEAD INDUSTRIES WDHD      NQ   3610


Exchange labels: NY - New York, AM - American, NQ -NASDAQ

Certain Relationships and Related Transactions

The Company is currently leasing and occupying a building at 850 Perimeter Road, Manchester, New Hampshire (the "Perimeter Road Facility") from 850 Perimeter Road Associates NA, LLC, a New Hampshire limited liability company in which Mr. Allard is a
member.   The yearly base rental for the Perimeter Road facility,
which  houses  the  operations  of  WPI  Instruments,  Inc.,   is
$402,408. The lease term expires on December 31, 2002, and may be renewed by the Company for an extended term to December 31, 2007. In management's opinion, the lease rate for this facility is not in excess of the range of fair market rentals in the relevant area.

Hinckley, Allen & Snyder, a law firm of which Stephen Carlotti, a director, is a member, provided legal services to the Company during its 1998 fiscal year.

                 APPROVAL OF AMENDMENT TO BYLAWS

                        (Item 2 on Proxy)

The Board of Directors believes it is in the best interests of the Company and the shareholders to adopt an amendment to the bylaws of the Company to increase the range of the number of directors that may serve on the Company's board. Currently, the Company's bylaws provide that the board shall consist of not less than three and not more than nine directors. The Board of Directors believes it is advisable to increase the maximum to fifteen directors in order to give the Company the flexibility in the future to add directors with experience that may be critical to the Company's ability to achieve its long-term strategic goals. Accordingly, the Board of Directors has approved an amendment to the bylaws, subject to approval by shareholders of common stock of the Company that the Board of Directors will consist of not less than three nor more than fifteen directors. The proposed text of the amendment to the bylaws is set forth below:

     Section 3.2. Number, Tenure and Qualifications. The number of directors of the corporation shall be not fewer than three (3) and not more than fifteen (15), as the board of directors shall determine. Each director shall hold office until the next annual meeting of shareholders and until his successors shall have been elected and qualified. Directors need not be residents of the State of New Hampshire or shareholders of the corporation.

The Directors recommend a vote FOR the approval of the adoption to an amendment to the Bylaws of the Company.



    SECTION 16(a)   BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that each director and certain officers of the Company file reports of initial beneficial ownership and changes in beneficial ownership of the Company's Common Stock with the Securities and Exchange Commission. To the Company's knowledge, during 1998 all directors and officers filed such required notices.

                 INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors, upon the recommendation of the Audit Committee, has selected the firm of Arthur Andersen LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending September 26, 1999. Arthur Andersen LLP acted as the Company's independent public accountants for the fiscal year ended September 27, 1998. Representatives of Arthur Andersen LLP will attend the Annual Meeting, will have an opportunity to make a statement if desiring to do so and will be available to answer any pertinent questions.

              DEADLINE FOR SHAREHOLDERS' PROPOSALS

Stockholders may submit proposals to be considered for stockholder action at the 2000 Annual Meeting if they do so in accordance with appropriate regulations of the Securities and Exchange Commission.
The deadline for submitting a stockholder proposal for inclusion in the Company's proxy materials for the 2000 Annual Meeting is September 13, 1999. With respect to any stockholder proposal that a stockholder does not seek to have included in the Company's proxy materials, the proxyholders named in management's proxy for that annual meeting will be entitled to exercise their discretionary authority on that proposal if the Company does not receive proper notice of the matter proposed before November 29, 1999. If proper notice is timely received, the proxyholders named in management's proxy may nevertheless exercise discretionary authority to the extent permitted by appropriate regulations of the Securities and Exchange Commission. In any event, the Company may have no obligation to include such proposals submitted after September 13, 1999 on the agenda of the 2000 Annual Meeting.

                          OTHER MATTERS

Management knows of no matters to be presented at the meeting other than those set forth in the accompanying proxy. However, if other matters are properly presented for action, it is the intention of the persons named in the proxy to vote upon such matters in accordance with their best judgment.

                    AVAILABILITY OF FORM 10-K

A copy of the Company's Annual Report for the last fiscal year filed on Form 10-K with the Securities and Exchange Commission will be furnished to stockholders without charge upon written request to Michele M. Normandin, Investor Relations, WPI Group, Inc., 1155 Elm Street, Manchester, New Hampshire 03101.


                                   BY ORDER OF THE BOARD OF
                                   DIRECTORS


                                   Michael Tule, Vice President,
                                   General Counsel and Secretary

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